                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                               (Amendment No. 3)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 10, 1997
                                                         ---------------


                                BEC GROUP, INC.
             (Exact name of registrant as specified in its charter)




      Delaware                      1-14360                    13-3868804
      --------                      -------                    ----------
     (State of                    (Commission                (IRS Employer
   Incorporation)                 File Number)             Identification No.)



Suite B-302, 555 Theodore Fremd Avenue, Rye, New York           10580
-----------------------------------------------------           -----
     (Address of principal executive offices)                  Zip Code


Registrant's telephone number, including area code: (914) 967-9400
                                                   ----------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed from last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      The following Financial Statements, pro forma financial information and exhibits are filed as part of this Report.

      (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED: The financial statements of Bolle France for the year ended December 31, 1996, the six months ended June 30, 1997 and the three months ended September 30, 1997, required to be provided by Rule 3-05(b) of Regulation S-X, together with the report of Befec - Price Waterhouse, Bolle France's Independent Accountants, dated November 26, 1997.

      (b) PRO FORMA FINANCIAL INFORMATION: Pro forma financial information required to be provided pursuant to Article 11 of Regulation S-X.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 4, 1998                  BEC GROUP, INC.


                                          /s/ Ian G.H. Ashken
                                          -------------------------------
                                          By: Ian G.H. Ashken
                                          Title: Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS
                         -----------------------------

Document                                                  Page
--------                                                  ----

Audited financial statements of Bolle France              Filed electronically
and the year ended December 31, 1996, the six             herewith
months ended June 30, 1997 and the three months ended
September 30, 1997, required to be provided by Rule 3-05(b) of Regulation S-X, together with the report of Befec - Price Waterhouse, Bolle France's
Independent Accountants, dated November 26, 1997.

Pro Forma financial information required                  Filed electronically
to be provided pursuant to Article 11 of                  herewith
Regulation S-X.

                       REPORT OF INDEPENDENT ACCOUNTANTS

November 26, 1997

To the Board of Directors and
Shareholders of Holdings BF SA

In our opinion, the accompanying combined balance sheets and the related combined statements of operations and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Holding BF SA and its subsidiaries at December 31, 1996, June 30, 1997 and September 30, 1997 and the results of their operations and their cash flows for the year, six months and three months then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Befec - Price Waterhouse
Lyon, France


/s/ Olivier Auscher
-----------------------------
Olivier Auscher

                        HOLDING BF S.A. AND SUBSIDIARIES
                             COMBINED BALANCE SHEET
            DECEMBER 31, 1996, JUNE 30, 1997 AND SEPTEMBER 30, 1997
           (AMOUNTS IN THOUSANDS OF FRENCH FRANCS, EXCEPT SHARE DATA)

                                                 DECEMBER 31,    JUNE 30,    SEPTEMBER 30,
ASSETS                                               1996          1997           1997
                                                 ------------- ------------  ---------------
Current assets:
 Cash and cash equivalents .....................  FF  17,884    FF   7,610    FF   8,115
 Trade receivables, less allowance for doubtful
  accounts of FF 1,556, FF 2,414 and FF 3,094  .      64,185        55,524        46,382
 Inventories ...................................      29,697        36,268        32,756
 Other current assets ..........................       2,918         2,282         8,629
                                                 ------------- ------------  ---------------
  Total current assets .........................     114,684       101,684        95,882
 Investments ...................................         191           690           570
 Property and equipment, net ...................      11,038        12,498        26,180
 Trademark, net ................................          --            --       235,308
 Goodwill, net .................................          --            --        50,753
 Other assets ..................................         545           375           403
                                                 ------------- ------------  ---------------
  Total assets .................................  FF 126,458    FF 115,247    FF 409,096
                                                 ============= ============  ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short term debt................................  FF  11,886    FF   1,032    FF     991
 Indebtedness to Bolle Inc......................          --            --       212,138
 Accounts payable...............................      25,312        32,422        22,053
 Accrued liabilities............................      24,085        20,560        25,580
                                                 ------------- ------------  ---------------
  Total current liabilities.....................      61,283        54,014       260,762
Long term liabilities...........................         949         1,084         5,415
Accrued reorganization liabilities..............       5,050         5,650         6,050
                                                 ------------- ------------  ---------------
  Total liabilities.............................      67,282        60,748       272,227
                                                 ------------- ------------  ---------------
Minority interests..............................      11,820           395            --
Commitments and contingencies ..................          --            --            --
Stockholders' equity:
 Common stock--par value FF 1,000...............      16,500        53,600        53,600
 Capital surplus................................          --            --        81,058
 Cumulative translation adjustment..............         (78)          (78)          259
 Retained earnings..............................      30,934           582         1,952
                                                 ------------- ------------  ---------------
  Total stockholders' equity....................      47,356        54,104       136,869
                                                 ------------- ------------  ---------------
  Total liabilities and stockholders' equity ...  FF 126,458    FF 115,247    FF 409,096
                                                 ============= ============  ===============

   The accompanying notes are an integral part of these financial statements.

                        HOLDING BF S.A. AND SUBSIDIARIES
                        COMBINED STATEMENT OF OPERATIONS
    FOR THE YEAR ENDED DECEMBER 31, 1996, THE SIX MONTHS ENDED JUNE 30, 1997
                 AND THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                    (AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

                                                                     SIX MONTHS    THREE MONTHS
                                                      YEAR ENDED       ENDED          ENDED
                                                     DECEMBER 31,     JUNE 30,    SEPTEMBER 30,
                                                         1996           1997           1997
                                                    -------------- ------------  ---------------
Net sales:
Sales to Bolle America.............................   FF 66,251      FF 17,391      FF 17,461
Third party sales .................................     183,442         88,641         35,124
                                                    -------------- ------------  ---------------
Total net sales: ..................................     249,693        106,032         52,585
                                                    -------------- ------------  ---------------
Costs and expenses:
 Costs of sales ...................................     153,233         65,798         34,411
 Selling, general and administrative expenses .....      57,716         29,885         12,238
 Interest expense .................................       2,417            993          2,349
 Other expenses, net ..............................       1,281         (2,043)          (493)
                                                    -------------- ------------  ---------------
  Total costs and expenses ........................     214,647         94,633         48,505
                                                    -------------- ------------  ---------------
Income before income taxes and minority interests        35,046         11,399          4,080
Provision for income taxes ........................       9,133          6,783          2,523
                                                    -------------- ------------  ---------------
Net income before minority interests ..............      25,913          4,616          1,557
Minority interests ................................      (8,250)          (265)           395
                                                    -------------- ------------  ---------------
Net income ........................................   FF 17,663      FF  4,351      FF  1,952
                                                    ============== ============  ===============

   The accompanying notes are an integral part of these financial statements.

                        HOLDING BF S.A. AND SUBSIDIARIES
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
            DECEMBER 31, 1996, JUNE 30, 1997 AND SEPTEMBER 30, 1997
                    (AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

                               COMMON STOCK
                           ---------------------   RETAINED    TRANSLATION     CAPITAL
                            SHARES    PAR VALUE    EARNINGS    ADJUSTMENT      SURPLUS       TOTAL
                           -------- -----------  ----------- -------------  ------------ ------------
1996
Balance--beginning of
 year.....................    100    FF 16,500   FF14,568        FF          FF           FF  31,068
Translation adjustments ..                                          (78)                         (78)
Dividend to stockholders .                         (1,297)                                    (1,297)
Net income................                         17,663                                     17,663
                           -------- -----------  ----------- -------------  ------------ ------------
Balance--December 31,
 1996.....................    100       16,500     30,934           (78)                      47,356

1997
Acquisition of minority
 interests................              37,100    (23,100)                                    14,000
Dividend to stockholders .                         (9,972)                                    (9,972)
Investment in new
 subsidiary...............                         (1,631)                                   (1,631)
Net income................                          4,351                                      4,351
                           -------- -----------  ----------- -------------  ------------ ------------
Balance--June 30, 1997 ...    100    FF 53,600   FF   582           (78)                  FF  54,104
-----------------------------------------------------------------------------------------------------
Adjustments to reflect
 purchase by Bolle Inc.  .                           (582)          337         81,058        80,813
Net income................                          1,952                                      1,952
                           -------- -----------  ----------- -------------  ------------ ------------
Balance--September 30,
 1997.....................    100    FF 53,600   FF 1,952        FF 259      FF 81,058    FF 136,869
                           ======== ===========  =========== =============  ============ ============

   The accompanying notes are an integral part of these financial statements.

                        HOLDING BF S.A. AND SUBSIDIARIES
                        COMBINED STATEMENT OF CASH FLOWS
      FOR THE YEAR ENDED DECEMBER 31, 1996, SIX MONTHS ENDED JUNE 30, 1997
                   AND THREE MONTHS ENDED SEPTEMBER 30, 1997
                    (AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

                                                                    SIX MONTHS    THREE MONTHS
                                                     YEAR ENDED       ENDED          ENDED
                                                    DECEMBER 31,     JUNE 30,    SEPTEMBER 30,
                                                        1996           1997           1997
                                                   -------------- ------------  ---------------
Cash flows from operating activities:
 Net income ......................................   FF 17,663      FF 4,351       FF 1,952
 Adjustments to reconcile net income to cash
  provided by operating activities:
 Minority interests ..............................       8,250           265           (395)
 Depreciation and amortization ...................       4,486         2,275          3,403
 Bad debt expense ................................       1,241           858            680
 Loss on sale of property and equipment  .........          69            --            262
 Changes in current assets and liabilities:
 Accounts receivable .............................        (158)        7,798          8,462
 Other current assets ............................        (392)          170         (6,347)
 Inventories .....................................      (8,603)       (6,571)         3,512
 Other assets ....................................      (1,888)          641           (403)
 Accounts payable ................................         387         5,543         (9,560)
 Accrued expenses and other ......................      12,102        (1,359)         1,065
                                                   -------------- ------------  ---------------
  Net cash provided by operating activities  .....      33,157        13,971          2,631
                                                   -------------- ------------  ---------------
Cash flows from investing activities:
 Capital expenditures ............................      (4,640)       (3,734)        (2,272)
 Proceeds from sale of fixed assets ..............          91            --            105
 Investment in unconsolidated subsidiaries  ......         (89)         (474)           120
                                                   -------------- ------------  ---------------
  Net cash (used) by investing activities  .......      (4,638)       (4,208)        (2,047)
                                                   -------------- ------------  ---------------
Cash flows from financing activities:
 Payments on short term debt .....................     (17,514)      (10,065)           (79)
 Cash dividends to stockholders ..................     (11,120)       (9,972)            --
                                                   -------------- ------------  ---------------
  Net cash (used) by financing activities  .......     (28,634)      (20,037)           (79)
                                                   -------------- ------------  ---------------
Net increase (decrease) in cash ..................        (115)      (10,274)           505
Cash and cash equivalents at beginning of period        17,999        17,884          7,610
                                                   -------------- ------------  ---------------
Cash and cash equivalents at end of period  ......   FF 17,884      FF 7,610       FF 8,115
                                                   ============== ============  ===============

   The accompanying notes are an integral part of these financial statements.

                        HOLDING BF S.A. AND SUBSIDIARIES
              FOR THE YEAR ENDED DECEMBER 31, 1996, THE SIX MONTHS
       ENDED JUNE 30, 1997, AND THE THREE MONTHS ENDED SEPTEMBER 30, 1997
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    (AMOUNTS IN THOUSANDS OF FRENCH FRANCS)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of presentation

   The combined financial statements of Holding BF SA and subsidiaries (the "Group") have been prepared in accordance with accounting principles generally accepted in the United States of America. The combined financial statements of the Group include the subsidiaries and equity investments owned by Holding BF SA in addition to certain entities held by the owners of Holding BF SA. Accordingly, the combined financial statements include the consolidated accounts of Holding BF SA and its wholly owned and majority-owned subsidiaries (SNC Bolle 76 %, Bolle Protection Sarl 88%, Bolle Production Sarl 68.75%), and the accounts of RM Plastiques Sarl and Bolle Diffusion Sarl at December 31, 1996.

   On July 10, 1997, Bolle Inc., a wholly-owned subsidiary of BEC Group Inc. acquired from the Bolle family, shareholders of Holding BF SA, all of the shares of Holding BF SA and subsidiaries. Further, in connection with the purchase agreement, Holding BF SA acquired the minority interests in SNC Bolle and all of the outstanding stock of RM Plastiques Sarl, Bolle Protection Sarl and Bolle Production Sarl prior to closing of the transaction as part of the legal and tax reorganization of the Group. Accordingly the combined accounts of the Company at June 30, 1997 include Holding BF SA and its wholly-owned subsidiaries (SNC Bolle 100%, Bolle Protection Sarl 100 %, Bolle Production Sarl 100 %, RM Plastiques Sarl 100%) and the accounts of Bolle Diffusion Sarl, all on a pre-acquisition basis.

   Bolle Inc. acquired Bolle Diffusion Sarl separately on July 10, 1997. Bolle Diffusion Sarl was accounted for outside the consolidation of Holding BF SA at September 30, 1997. Accordingly, the financial statements of Holding BF SA at September 30, 1997 are presented on a combined basis and include the accounts of Bolle Diffusion Sarl.

   Further, the combined financial statements at September 30, 1997 reflect the application of push down accounting of Bolle Inc. debt used to fund the acquisition of the Group and related purchase accounting adjustments.

 Business

   Holding BF SA and subsidiaries operates in one business segment and manufactures and sells sunglasses and sport shields, safety and tactical eyewear and ski goggles. These products are manufactured in the Group's plant in Oyonnax, France and through subcontractors and are sold to distributors or direct customers located around the world.

 Principles of Consolidation

   All significant intercompany transactions, profits and accounts have been eliminated in consolidation. Investments in companies in which the Group does not have control, but has the ability to exercise significant influence are accounted for by the equity method. Bolle Sunglasses Ltd. and Bolle Canada Inc. are held by majority-owned subsidiaries of Holding BF SA, and therefore the Group's ownership of each of these entities is 38 %, respectively at December 31, 1996. Subsequent to the Company's acquisition of the minority interests described above, Holding BF SA's ownership of Bolle Sunglasses Ltd. and Bolle Canada Inc. increased to 51%, respectively and continue to be accounted for under the equity method of accounting in the financial statements of Holding BF SA at June 30, 1997 and September 30, 1997, as the Group did not have effective control of these entities.

 Revenue Recognition

   Revenue is recognized upon shipment or delivery of products with estimates provided for returns based on management estimates.

                        HOLDING BF S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Concentration of Credit Risk and Major Customers

   In the opinion of management, concentration of credit risk varies significantly on a country-by-country basis. The Group sells to customers in twenty countries, with the majority of sales to customers in the United States, Europe, Australia and Canada.

   Credit is generally extended based on an evaluation of the customer's financial condition and on-going relationship with the Group, and collateral is generally not required. Credit risk is affected by conditions or occurrences in the local economies and relative strength of the retail environment in each of the countries where the Group's customers operate. The Group establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

   The Group sells its products to three related party distributors, Bolle Sunglasses UK Ltd. and Bolle Canada, Inc., which were both 51% owned by SNC Bolle as of June 30, 1997, and Bolle America, Inc. which is a sister company owned 100% by Bolle Inc. For the year ended December 31, 1996, and the six months and three months ended June 30, 1997 and September 30, 1997, respectively, Bolle America, Inc. represented 27%, 16% and 33% of the Group's net sales, respectively. Specific cost of sales related to Bolle America or any other single customer cannot be calculated. Sales to Bolle Sunglasses UK Ltd. and Bolle Canada did not exceed 10%, respectively in any of the periods presented.

 Foreign Currency Translation

   For non-French subsidiaries which operate in a local currency environment, assets and liabilities are translated into French Francs at period-end exchange rates. Income and expense items are translated at average rates prevailing during the year. Translation adjustments for these subsidiaries are accumulated in a separate component of stockholders' equity.

   In the normal course of business, operations (mainly sales) of the Group is not exposed to fluctuations in currency values. Accordingly, the Group does not enter into any type of financial instrument with respect to balance sheet exposure arising from foreign exchange risk.

   Up until July 10, 1997, the Group, however, had entered into a series of agreements with Bolle America, Inc. providing a series of fixed exchange rates on the French franc/U.S. dollar exchange rate for sales to that customer. Therefore, foreign currency transaction losses amounting to FF 114 for the year ended December 31, 1996 and FF 0 for the six months June 30, 1997 are included in other income.

 Cash and Cash Equivalents

   Cash and cash equivalents represent investments with maturities of three months or less from the time of purchase, and are carried at cost which approximates fair value because of the short maturity of those instruments. Cash paid for interest and income taxes was FF 1,232 and FF 7,852 for the year ended December 31, 1996; FF 290 and FF 3,966 for the six months ended June 30, 1997, and FF 73 and FF 9,840 for the three months ended September 30, 1997, respectively.

 Property and Equipment

   Buildings are valued at cost and depreciated over 30 years on a straight-line basis.

                        HOLDING BF S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

    Other property and equipment are recorded at fair value and depreciated over their estimated useful life calculated, on a straight-line method (see below):

                         Fittings and fixtures  ..... 5 years
                         Machinery and equipment .... 7-10 years
                         Motor vehicles.............. 5 years
                         Office furniture............ 3-5 years

 Impairment of Long-Lived Assets

   At each balance sheet date, the Group evaluates the realizability of long-lived assets based on expectations of undiscounted cash flows. Should this review indicate that the cost of long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine whether a write-down to market value is required.

 Warranties

   Certain sales are subject to warranty against material defects. Potential future warranty costs are provided on the balance sheet.

 Pensions and Post Retirement Indemnity

   A provision is recorded for legal employees' lump sum termination indemnities. These indemnities are due to all employees which leave the Group at retirement age (65) and depend upon the length of employees' service and salary level. The obligation, which is not funded, is calculated using an actuarial method (weighted-average discount rate of 6.19 %, salary increase of 2.5 %) and takes into account staff turnover and mortality statistics until retirement age. There are no other pensions, post-retirement or post employment obligations to the company as such employee benefits are provided by the French social security system.

 Research and Development

   Research, development and engineering expenditures which amounted to FF 3,045, FF 1,752, and FF 931 for the year ended December 31, 1996, the six months ended June 30, 1997 and the three months ended September 30, 1997, respectively, are expensed as incurred. Substantially all engineering and development costs are related to developing new products or designing significant improvements to existing products.

 Income Taxes

   Taxable income/loss of the various companies comprising the Group was included in the tax returns of the appropriate taxable entity. Accordingly, consolidated income tax returns were not prepared for the Group. Deferred income taxes are provided on the difference in basis of assets and liabilities between financial reporting and tax returns using enacted tax rates. A valuation allowance is recorded when realization of deferred tax assets is not assured.

 Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires Group management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                        HOLDING BF S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Fair value

   At December 31, 1996, June 30, 1997 and September 30, 1997, the carrying value of financial instruments such as trade receivables, accounts payable and short term debt approximated their fair values based on the short term maturities of these instruments.

 Trademark and Goodwill

   The fair value of the worldwide Bolle(Registered Trademark) trademark of the Group (FF 236,788) has been established by an independent appraisal and is reflected in the Group's combined balance sheet as a result of the revaluation of assets recorded in connection with the acquisition of the Group by Bolle Inc. Both the trademark and goodwill are being amortized over 40 years.

NOTE 2 -- RELATED PARTY TRANSACTIONS

   As disclosed in Note 1, the Group sells to related parties (Bolle UK, Bolle Japan). Such transactions are realized at conditions equivalent to those prevailing for unrelated parties.

   As disclosed in Note 5, prior to July 10, 1997 the Group borrowed from certain stockholders (Bolle family). Interest expense and balances are disclosed in the statement of operations and on the balance sheet, respectively.

   Certain stockholders of the Group owned 100 % of RM Plastique Sarl prior to July 10, 1997, a company with which the Group subcontracts certain assembly tasks. Services rendered by RM Plastique Sarl, amounting to FF 1,385, FF 1,053 and FF 165 for the year ended December 31, 1996, the six months ended June 30, 1997 and the three months ended September 30, 1997, are invoiced at cost on an arm's length basis.

   The minority stockholders in SNC Bolle referred to in Note 8 were also the majority stockholders of the Group before July 10, 1997.

   The Indebtedness to Bolle Inc., as of September 30, 1997 consists primarily of debt incurred in conjunction with the purchase of the Group by Bolle Inc. and short term working capital financing provided by Bolle Inc. During the three months ended September 30, 1997, Bolle Inc. charged an average annualized interest rate of 5.5% on the balance.

NOTE 3 -- INVENTORIES

   Inventories consist of the following at:

                      DECEMBER 31,    JUNE 30,    SEPTEMBER 30,
                         1996          1997           1997
                      ------------    --------    -------------
Raw materials  ...     FF 13,076     FF 12,047      FF 10,402
Work in progress          10,580        23,341         20,153
Finished goods  ..        10,741         5,580          6,901
Reserves .........        (4,700)       (4,700)        (4,700)
                       ---------     ---------      ---------
                       FF 29,697     FF 36,268      FF 32,756
                       =========     =========      =========

                        HOLDING BF S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4 -- PROPERTY AND EQUIPMENT

   Property and equipment consists of the following at:

                                DECEMBER 31,     JUNE 30,  SEPTEMBER 30,
                                   1996           1997         1997
                                ------------     --------  -------------
Land ..........................  FF     --      FF     --   FF  2,500
Buildings and fixtures ........     11,193         11,625      13,205
Machinery and equipment  ......     56,257         58,142       8,356
Motor vehicles ................      2,579          2,637         406
Office furniture...............      3,827          5,187       2,855
Less: accumulated
 depreciation..................    (62,818)       (65,093)     (1,142)
                                 ---------      ---------   ---------
                                 FF 11,038      FF 12,498   FF 26,180
                                 =========      =========   =========

   Depreciation expense for the year ended December 31, 1996 amounted to FF 4,486 and FF 2,275 and FF 1,519 for the six and three months ended June 30, and September 30, 1997, respectively.

NOTE 5 -- SHORT TERM DEBT AND INDEBTEDNESS TO BOLLE INC.

                            DECEMBER 31,    JUNE 30,      SEPTEMBER 30,
                               1996          1997             1997
                            ------------    --------      -------------
Short term debt ..........
 Bank debt ...............   FF    559      FF   509         FF 431
 Bank overdraft ..........       5,704                          158
 Other ...................       5,623           523            402
                             ---------      --------         ------
Total short term debt ....   FF 11,886      FF 1,032         FF 991
                             =========      ========         ======

   The Group benefits from bank overdraft facilities which extend through October 31, 1997 totaling FF 8,200 at an interest of Pibor + 1.5. The rate of interest for the year ended December 31, 1996 and the six and three months ended June 30, and September 30, 1997 averaged 4.9%.

   Short term related party debt represents dividends declared by the Group payable to the Bolle family and interest accrued on such undistributed dividends at a variable rate of interest, which averaged 6.4% during the year ended December 31, 1996 and 6.0% for the six months ended June 30, 1997.

   Indebtedness to Bolle Inc. represents debt incurred by Bolle Inc. to acquire the Group and interest accrued on the balance at an average annualized rate of 5.5% for the three months ended September 30, 1997.

NOTE 6 -- ACCRUED LIABILITIES

   Accrued liabilities consist of the following:

                              DECEMBER 31,    JUNE 30,    SEPTEMBER 30,
                                  1996          1997           1997
                              ------------    --------    -------------
Salaries, wages and other
 employee benefits .........   FF  5,632     FF  4,543      FF  4,591
Fringe benefits accruals  ..       2,667         2,328          1,743
Other taxes ................         632           993          1,623
Interest payable ...........       2,190            --             --
Income taxes ...............       7,117         7,925          6,994
Deferred taxes .............       1,154         3,271          3,105
Warranty ...................       3,400         1,500          1,421
Reorganization of the
 Group......................          --            --          5,624
Other.......................       1,293            --            479
                               ---------     ---------      ---------
                               FF 24,085     FF 20,560      FF 25,580
                               =========     =========      =========

                        HOLDING BF S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7 -- INCOME TAXES

   The provision (benefit) from income taxes consists of the following:

                                     SIX MONTHS      THREE MONTHS
                    YEAR ENDED         ENDED            ENDED
                   DECEMBER 31,       JUNE 30,      SEPTEMBER 30,
                       1996             1997             1997
                   ------------       --------      -------------
Current ......       FF 12,588        FF 4,741        FF 2,690
Deferred .....          (3,455)          2,042            (167)
                     ---------        --------        --------
Total ........       FF  9,133        FF 6,783        FF 2,523
                     =========        ========        ========


   The Company's effective tax rate differs from the statutory rate as follows:

                                                                     SIX MONTHS      THREE MONTHS
                                                    YEAR ENDED         ENDED            ENDED
                                                   DECEMBER 31,       JUNE 30,      SEPTEMBER 30,
                                                       1996             1997             1997
                                                   ------------       --------      -------------
French statutory rate ..........................        36.7%           41.7%            41.7%
Non-taxable income attributable to minority
 stockholders (see Note 8) .....................       (10.5)%            --               --
Impact of new statutory rate....................          --            19.6%              --
Non-deductible expenses.........................          --              --             20.1%
Other...........................................        (0.2)%          (1.7)%             --
Effective income tax rate.......................        26.0%           59.6%            61.8%

   Significant components of deferred income taxes are as follows:

                                   DECEMBER 31,      JUNE 30,      SEPTEMBER 30,
                                       1996            1997             1997
                                   ------------      --------      -------------
Pension liability ...............    FF (467)        FF  (375)        FF  (375)
Accrued liabilities .............        697               --               --
Inventory and other..............        624            3,271            3,105
                                     -------         --------         --------
 Net deferred tax liability  ....    FF  854         FF 2,896         FF 2,730
                                     =======         ========         ========

   At December 31, 1996, June 30, 1997 and September 30, 1997, other assets include FF 300, FF 375 and FF 375 of deferred tax assets.

   Historically, the Company consisted of a number of different tax entities with different ownership interests. Prior to its acquisition by Bolle Inc., such entities' tax returns were prepared and filed on an unconsolidated basis. The Company's structure is currently being revised in order to allow it to prospectively file one consolidated tax return in France.

                        HOLDING BF S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8 -- MINORITY INTERESTS

Minority interests at December 31, 1995 ......................... FF 13,393
Minority interest in net income of consolidated subsidiaries  ...     8,250
Dividends paid to minority shareholders .........................    (9,823)
                                                                  ---------
Minority interests at December 31, 1996 ......................... FF 11,820
                                                                  =========
Minority interest in net income of consolidated subsidiaries  ...       265
Acquisition of minority interests by the Group...................   (11,690)
                                                                  ---------
Minority interests at June 30, 1997 ............................. FF    395
                                                                  =========
Minority interest in losses of consolidated subsidiaries  .......      (395)
                                                                  ---------
Minority interests at September 30, 1997 ........................ FF     --
                                                                  =========

   At December 31, 1996, minority shareholders had a 24 % interest in SNC Bolle, a Group consolidated subsidiary which form of incorporation provides for an allocation of pre-tax income to minority shareholders in the period earnings are generated. Minority interests in the statement of operations for the year ended December 31, 1996 include FF 8,011 relating to SNC Bolle. This amount is on a pre-tax basis as the related income tax is born directly by the minority stockholders.

   As described in Note 1, in connection with the acquisition of the Group by Bolle Inc., Holding BF SA acquired the minority interests in SNC Bolle and all of the outstanding stock of RM Plastiques Sarl, Bolle Protection Sarl and Bolle Production Sarl prior to closing of the transaction. Accordingly, the only remaining minority interests at June 30, 1997 and September 30, 1997 relate to Bolle Diffusion Sarl. For the three months ended September 30, 1997, Bolle Diffusion Sarl incurred a net loss of FF 1,325, FF 930 of which was included in the Group's results.

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

   The Group has various commitments to purchase materials and supplies as part of the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market. Management believes that the settlement of such commitments will not materially affect the financial position, results of operations or cashflows of the Group. The Group is also subject to various litigation incidental to its business. The Group does not believe that exposure on any matter will result in a significant impact on its financial position, results of operations or cash flows.

                                BEC GROUP, INC.
                       PRO FORMA COMBINED FINANCIAL DATA

The following unaudited pro forma combined financial data give effect to the acquisition of BF Holding and related assets (the "Acquisition" of "Bolle France") under the purchase method of accounting. The pro forma combined financial statements are based on the historical audited and unaudited year end and interim financial statements of BEC Group, Inc. ("BEC" or the "Company") and the audited interim and year end financial statemnets of Bolle France and the estimates and assumptions set forth below.

Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. Management does not expect material changes to the purchase accounting adjustment upon final allocation of purchase price. The unaudited pro forma combined financial information presented herein is not necessarily indicative of the results of operations or financial position that BEC would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included herein.

BEC GROUP, INC.
PRO FORMA BALANCE SHEET
AS OF JUNE 30, 1997
(Amounts in thousands)

                                                                    BOLLE       PRO FORMA      PRO FORMA
                                                         BEC       FRANCE      ADJUSTMENTS      COMBINED
ASSETS
Current assets:
  Cash & cash equivalents                             $   1,613   $   1,294   $     (422)(a)   $    2,485
  Trade receivables, net                                 13,068       9,441       (1,442)(b)       21,067
  Inventories                                            16,844       6,167                        23,011
  Other current assets                                    5,831         388       (1,000)(c)        5,219
                                                      ---------  ----------   ----------       ----------
    Total current assets                                 37,356   $  17,290       (2,864)          51,782

Investment in affiliates                                 10,047                                    10,047
Property and equipment, net                              13,630       2,125          422 (a)       18,001
                                                                                   1,824 (d)
Goodwill, net                                            11,904                    8,642 (e)       20,546
Other intangible assets, net                              1,896                   40,000 (f)       41,896
Other assets                                              4,422         181                         4,603
                                                      ---------  ----------   ----------       ----------

  Total assets                                        $  79,255   $  19,596   $   48,024        $ 146,875
                                                      =========  ==========   ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short term debt                                     $  18,645   $     175   $    3,000 (g)   $   21,820
  Accounts payable                                        5,402       5,513       (1,442)(b)        9,473
  Other accrued expenses                                  9,327       3,495        1,000 (h)       13,822
                                                      ---------  ----------   ----------       ----------
    Total current liabilities                            33,374       9,183        2,558           45,115

  Long term debt                                          3,482                   30,000 (g)       33,482
  Convertible subordinated notes                         22,941                                    22,941
  Long term liabilities                                   9,656       1,146          750 (h)       11,552
                                                      ---------  ----------   ----------       ----------
  Total liabilities                                      69,453      10,329       33,308          113,090

Minority interests                                                       67       12,706 (i)       12,773

Stockholders' equity                                      9,802       9,200        9,294 (j)       21,012
                                                                                  (7,284)(k)
                                                      ---------  ----------   ----------       ----------
Total liabilities and stockholders' equity            $  79,255   $  19,596   $   48,024        $ 146,875
                                                      =========  ==========   ==========       ==========

(1) Represents the balance sheet of Bolle France translated as of June 30, 1997 using 5.8810 French Francs per US Dollar as of the same date.

BEC GROUP, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 1997
(Amounts in thousands)

                                                                (1)
                                                               BOLLE          PRO FORMA        PRO FORMA
                                                  BEC         FRANCE         ADJUSTMENTS        COMBINED
REVENUES:

Net sales                                     $   33,642     $ 18,656        $ (3,060)(l)      $  49,238

COSTS AND EXPENSES:

Cost of sales                                     19,124       11,577          (3,060)(l)         27,641
Selling general and administrative                10,619        5,258            (179)(m)         16,336
                                                                                  638 (n)
Interest expense                                   1,712          175             908 (o)          2,795
Other income                                        (826)       (359)               _             (1,185)
                                              ----------     --------        --------          ---------
Total costs and expenses                          30,629       16,651          (1,693)            45,587
                                              ----------     --------        --------          ---------

Income from continuing operations before           3,013        2,005          (1,367)             3,651
income taxes
Provision for income taxes                           964        1,193            (519)(p)          1,638
                                              ----------     --------        --------          ---------
Income from continuing operations             $    2,049     $    812        $   (848)             2,013
                                              ==========     ========        =========

Preferred stock dividends                                                                            256
                                                                                               ---------
Net income from continuing operations
 attributable to common stock                                                                  $   1,757
                                                                                               =========

Weighted average shares                           17,613                                          17,613
Earnings per share                                 $0.12                                           $0.10

(1) Represents the statement of operations of Bolle France translated using the average rate of 5.6835 French Francs per US Dollar for the six months ended June 30, 1997.

BEC GROUP, INC.
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(Amounts in thousands)

                                                               (1)
                                                              BOLLE          PRO FORMA         PRO FORMA
                                                  BEC        FRANCE         ADJUSTMENTS         COMBINED
REVENUES:
Net sales                                     $   66,996     $ 48,827      $  (12,955)(l)     $  102,868

COSTS AND EXPENSES:
Cost of sales                                     37,805       29,965         (12,955)(l)         54,815
Selling general and administrative                20,630       11,286            (123)(m)         33,069
                                                                                1,276 (n)
Interest expense                                   2,588          473           1,815 (o)          4,876
Other income                                      (1,453)         250               _             (1,203)
                                              ----------     --------      ----------         ----------
Total costs and expenses                          59,570       41,974          (9,987)            91,557
                                              ----------     --------      ----------         ----------

Income from continuing operations before           7,426        6,853          (2,968)            11,311
income taxes
Provision for income taxes                         2,505        1,786          (1,039)(p)          3,252
                                              ----------     --------      ----------         ----------
Income from continuing operations             $    4,921     $  5,067      $   (1,929)        $    8,059
                                              ==========     ========      ==========         ==========

Preferred stock dividends                                                                            511
                                                                                              ----------
Net income from continuing operations
 attributable to common stock                                                                 $    7,548
                                                                                              ==========

Weighted average shares                           17,669                                          17,669
Earnings per share                                 $0.28                                           $0.43

(1) Represents the statement of operations of Bolle France translated using the average rate of 5.1138 French Francs per US Dollar for the year ended December 31, 1996.

              NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)
                      (In thousands except per share data)

PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect the use of Bolle France cash on hand to finance the purchase of the land at fair value.

(b) Adjustment to reflect the elimination of trade receivables and payables between Bolle France and Bolle America calculated using the same exchange rate used to translate the Bolle France balance sheet.

(c) Adjustment to reflect the credit of BEC's good faith deposit towards the cash portion of the purchase price.

(d) Adjustment to reflect the increase in the book value of the buildings to estimate fair value, depreciated over an estimated 30-year life.

(e) Adjustment to reflect estimated goodwill to be recorded on the Acquisition and amortized over a 40-year life.

(f) Adjustment to reflect the estimated fair value of the worldwide Bolle(R) trademark amortized over a 40-year life based upon independent valuation received by the Company.

(g) Adjustment to reflect borrowings from BEC's credit facility to satisfy the cash consideration to purchase Bolle France. Such borrowings were denominated in French Francs.

(h) Adjustment to reflect reserve for Acquisition related liabilities including the costs of the required legal, operational and tax reorganization.

(i) Adjustment to reflect the issuance of Bolle Inc. preferred stock and common stock to Sellers to satisfy a portion of the purchase consideration.

(j) Adjustment to reflect the issuance of BEC preferred stock to Sellers to satisfy a portion of the purchase consideration.

(k) Adjustment to reflect the elimination of Bolle France stockholders' equity balance as the transaction is accounted for as a purchase. Adjustment is calculated as the net sum of Adjustments (a) through (j).

PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

(l) Adjustment to reflect the elimination of sales from Bolle France to Bolle America during the period using the same exchange rate used to translate the statements of operations.

(m) Adjustment to reflect the elimination of Acquisition related expenses at Bolle France.

(n) Adjustment to reflect the amortization of the goodwill and trademark value recorded over an estimated useful life of 40 years ($1,216 per annum) and the adjustment to the value of the buildings over an estimated useful life of 30 years ($60 per annum).

(o) Adjustment to reflect the interest expense resulting from the borrowings on the credit facility used to satisfy the cash portion of the purchase price. Interest is assumed at 5.5% per annum based upon the actual effective interest rate on the borrowings. The effect on pre-tax income from a 1/8% variance in the interest rate would be $41.

(p)  Adjustment to reflect a statutory tax rate of 38% in 1997 and 35% in 1996.

(q) Adjustment to reflect dividend of 5.5% on the preferred stock issued as per note (j).